                                                               EXHIBIT 3.117

                                     [SEAL]

                                  OFFICE OF THE
                          PUBLIC REGULATION COMMISSION

                            CERTIFICATE OF COMPARISON

                                       OF

                         U-HAUL CO. OF NEW MEXICO, INC.

                                     1481373

         The Public Regulation Commission certifies that the attached is a true and complete copy of the ****6**** page document(s) on file in this office.

       This Certification is in accordance with Section 53-18-4 NMSA 1978.

Dated: AUGUST 14, 2003

                                             In testimony whereof, the Public
                                             Regulation of the State of New
                                             Mexico has caused this certificate
                                             to be signed by its Chairman and
                                             the seal of said Commission to
                                             affixed at the City of Santa Fe.

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                         Chairwoman

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                        Bureau Chief

                               STATE OF NEW MEXICO
               [STATE CORPORATION COMMISSION OF NEW MEXICO LOGO]
                                    OFFICE OF
                        THE STATE CORPORATION COMMISSION

                          CERTIFICATE OF INCORPORATION

                                       OF

                           NEW CO. OF NEW MEXICO, INC.

                                     1481373

         The State Corporation Commission certifies that duplicate originals of the Articles of Incorporation attached hereto, duly signed and verified pursuant to the provisions of the BUSINESS Corporation Act, have been received by it and are found to conform to law.

         Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Incorporation and attaches hereto a duplicate original of the Articles of Incorporation.

Dated: MAY 29, 1990

                                             In Testimony Whereof, the State
                                             Corporation Commission of the State
                                             of New Mexico has caused this
[LOGO]                                       certificate to be signed by its
                                             Chairman and the Seal of said
                                             Commission to be affixed at the
                                             City of Santa Fe

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                                        Chairman

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                                        Director

                            ARTICLES OF INCORPORATION

                                       OF

                           NEW CO. OF NEW MEXICO, INC.

         John A. Lorentz, the undersigned acting as incorporator of a corporation under the New Mexico Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

FIRST:            The name of the corporation is NEW CO. OF NEW MEXICO, INC.

SECOND:           The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized is the rental of trucks & trailers to the general public. It may include the transaction of any lawful business for which corporations may be incorporated under the Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is are Two thousand five hundred (2,500) shares of common stock with a par value of Ten ($10.00) Dollars each, or a total capitalization of Twenty-five Thousand $25,000.00) Dollars.

FIFTH: The corporation will not commence business until the consideration of at least One Thousand $1,000.00) Dollars has been received for the issuance of shares.

SIXTH: The name and address of the initial registered agent in New Mexico is: C. T. Corporation System
                              217 West Manhattan Avenue
                              Santa Fe, New Mexico 87501

SEVENTH: The number of directors constituting the initial board of directors is three (3), and the name and address of who is to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify are:

         Timothy Kries          3101 Princeton NE., Albuquerque, N.M. 87107
         Stephen A. Stogner     3101 Princeton NE., Albuquerque, N.M. 87107
         Marcos Granados        3101 Princeton NE., Albuquerque, N.M. 87107

EIGHTH: The name and address of the incorporator is: John A. Lorentz 2721 N. Central Avenue, Phoenix, Az. 85004

DATED: May 10, 1990,

                                                   /s/ John A. Lorentz
                                                   -----------------------------
                                                   John A. Lorentz, Incorporator

                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     BY DESIGNATED INITIAL REGISTERED AGENT

TO THE STATE CORPORATION COMMISSION
STATE OF NEW MEXICO

STATE OF California               )
                                  )   SS.:
COUNTY OF Los Angeles             )

On this 10th day of May, 1990, before me a Notary Public in and for the State and County aforesaid, personally appeared Louis A. Lotorto, who is to me known to be the person and who, being by me duly sworn, acknowledged to me that he does hereby accept his appointment as the Initial Registered Agent of NEW CO. OF NEW MEXICO, INC. the Corporation which is named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

                                                    C T CORPORATION SYSTEM
                                             -----------------------------------
                                                 REGISTERED AGENT'S SIGNATURE

                                      By (1) /s/ Louis A. Lotorto
                                             -----------------------------------
                                             Louis A. Lotorto, Vice PRESIDENT

Subscribed and sworn to before
me on the day month, and year
first above set forth

/s/ Mark A. Shelton
-----------------------------
NOTARY PUBLIC Mark A. Shelton

Commission Expires: August 25, 1990

NOTE. (1) If the Agent is a Corporation then the affidavit must be executed by the President or Vice-President of the Corporation.

NMSCC-CD
FORM RA-1
(REV [ILLEGIBLE])

                               STATE OF NEW MEXICO
               [STATE CORPORATION COMMISSION OF NEW MEXICO LOGO]
                                    OFFICE OF
                        THE STATE CORPORATION COMMISSION

                            CERTIFICATE OF AMENDMENT

                                       OF

                         U-HAUL CO. OF NEW MEXICO, INC.

                                     3036977

         The State Corporation Commission certifies that duplicate originals of the Articles of Amendment attached hereto, duly signed and verified pursuant to the provisions of the BUSINESS Corporation Act, have been received by it and are found to conform to law.

         Accordingly, by virtue of the authority vested in it by law, the State Corporation Commission issues this Certificate of Amendment and attaches hereto a duplicate original of the Articles of Amendment.

Dated: OCTOBER 29, 1990

                                             In Testimony Whereof, the State
[LOGO] Corporation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said
                                             Commission to be affixed at the
                                             City of Santa Fe

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                          Chairman

                                             /s/ [ILLEGIBLE]
                                             -----------------------------------
                                                          Director

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                           NEW CO. OF NEW MEXICO, INC.

Pursuant to the provisions of Section 53-13-4 of the New Mexico Statutes Annotated, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is: New Co. of New Mexico, Inc.

         SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholder of the corporation on October 12, 1990.

                                    ARTICLE I

         The name of the corporation shall be:

             U-HAUL CO. OF NEW MEXICO, INC.

         THIRD: The number of share of the corporation outstanding at the time of such adoption was 500; and the number of shares entitled to vote thereon was 500.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

         FIFTH: The number of shares voting for such amendment was 500 and the number of shares voting against such amendment was -0-.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

         EIGHT: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follow: None.

Dated: October 16, 1990

                                        New Co. of New Mexico, Inc., a New
                                        Mexico corporation

                                      BY: /s/ John A. Lorentz
                                          ------------------------------------
                                          John A. Lorentz, President

                                      and /s/ Gary V. Klinefelter
                                          ------------------------------------
                                          Gary V. Klinefelter, Secretary

Under penalty of perjury, the undersigned declares that the foregoing document executed by the corporation and that the statement contained therein are true and correct to the best of my knowledge.

                                                 /s/ John A. Lorentz
                                         ---------------------------------------
                                                       John A. Lorentz